Table of Contents

As filed with the Securities and Exchange Commission on May 19, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CNS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its Charter)

Nevada	82-2318545
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2100 West Loop South, Suite 900

Houston, TX 77027

(800) 946-9185

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Rami Levin

Chief Executive Officer

2100 West Loop South, Suite 900, Houston, TX 77027

(800) 946-9185

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cavas S. Pavri

Johnathan C. Duncan

ArentFox Schiff LLP

1717 K Street, NW

Washington, DC 20006

Telephone: (202) 724-6847

Facsimile: (202) 778-6460

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated May 19, 2026

PROSPECTUS

CNS PHARMACEUTICALS, INC.

Up to 9,793,479 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling shareholders (the “Selling Shareholders”) identified in this prospectus under the caption “Selling Shareholders,” of up to 9,793,479 shares of our common stock. The 9,793,479 shares of common stock offered for resale hereby consist of (i) 650,000 shares of our common stock purchased by the Selling Shareholders, and (ii) 9,143,479 shares of common stock issuable upon exercise of pre-funded common stock purchase warrants (the “Pre-Funded Warrants”) purchased by the Selling Shareholders. Subject to certain ownership limitations, the Pre-Funded Warrants are exercisable immediately for one share of common stock at an exercise price of $0.001 per share and have no expiration date, remaining exercisable until exercised in full. See “Prospectus Summary – May Private Placement” for additional information regarding the private placement transaction pursuant to which the shares of common stock and Pre-Funded Warrants were acquired.

We are registering the resale of the shares of common stock and the shares of common stock issuable upon exercise of the Pre-Funded Warrants on behalf of the Selling Shareholders, to be offered and sold by the Selling Shareholders from time to time.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the Selling Shareholders of such shares. We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses. Each Selling Shareholder is responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of its shares.

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “CNSP.” On May 18, 2026, the closing price of the common stock, as reported on Nasdaq, was $4.71 per share. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants on any national securities exchange.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled ”Risk Factors” beginning on page 5 of this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Shareholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Shareholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 5 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and the documents incorporated herein by reference and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing in our securities discussed under ”Risk Factors” beginning on page 5 of this prospectus, the information incorporated herein by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. All references in this prospectus to “we,” “us,” “our,” “CNS,” “CNSP,” the ”Company” and similar designations refer to CNS Pharmaceuticals, Inc., unless otherwise indicated or as the context otherwise requires.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Our Company

We are a biotechnology company organized as a Nevada corporation in July 2017. In March 2026, we announced a new corporate strategy focused on developing innovative therapies for serious diseases. We are leveraging our executive team’s multi-functional experiences across high-value therapeutic areas to execute our new corporate strategy, which also includes pivoting from a singular focus on glioblastoma multiforme and exploring out-licensing opportunities for our legacy assets TPI 287 and Berubicin for which we have intellectual property rights under license agreement with Cortice Biosciences, Inc. and own pursuant to a collaboration and asset purchase agreement with Reata Pharmaceuticals.

Recent Developments - May Private Placement

On May 4, 2026, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Shareholders for the private placement of (i) 650,000 shares of our common stock at $2.30 per share, and (ii) Pre-Funded Warrants to purchase 9,143,479 shares of common stock at a purchase price of $2.299 per Pre-Funded Warrant (the “Private Placement”).

Subject to certain ownership limitations, the Pre-Funded Warrants are exercisable immediately at an exercise price of $0.001 per share (subject to adjustment) and remain exercisable until exercised in full. A holder may not exercise any Pre-Funded Warrant to the extent that, after giving effect to such exercise, the holder and its affiliates would beneficially own more than 4.99% (or 9.99%, as applicable) of the total number of shares of our common stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%.

The closing of the Private Placement occurred on May 5, 2026 (the “Closing Date”). We received gross proceeds of approximately $22.5 million, before deducting placement agent fees and other offering expenses, and intend to use the net proceeds to identify, acquire and advance new assets and for working capital and general corporate purposes.

In connection with the Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Selling Shareholders pursuant to which we agreed to file a registration statement (the “Registration Statement”) registering the resale of the shares of Common Stock and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants within 15 days following the Closing Date, and to use our best efforts to cause the Registration Statement to be declared effective by the SEC within 60 days following its filing (or 90 days if reviewed by the SEC).

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With limited exceptions, we have agreed not to enter into or announce any transaction for the sale of any of our equity securities or securities convertible into our equity securities for a period of 120 days from the effective date of this registration statement. In addition, we have agreed not to effect or enter into an agreement to effect any issuance of our common stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until one year after the Closing Date; provided that after 120 days from the effective date of the Registration Statement, we will be permitted to make sales under any “at-the-market offering” sales agreement with AGP (as defined below).

On May 4, 2026, we entered into a placement agency agreement (the “Placement Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent” or “AGP”), pursuant to which we paid the Placement Agent a cash fee equal to 7.0% of the gross proceeds from the Private Placement and reimbursed the Placement Agent for $75,000 of fees and expenses and $15,000 of non-accountable expenses.

We are filing the registration statement of which this prospectus forms a part in order to satisfy our obligations to the Selling Shareholders under the Registration Rights Agreement. The registration statement registers the resale by the Selling Shareholders of the shares of common stock issued in the Private Placement and the shares of common stock issuable upon exercise of the Pre-Funded Warrants. We will not receive any proceeds from the resale of these shares by the Selling Shareholders, although we may receive nominal proceeds upon any cash exercise of the Pre-Funded Warrants.

Corporate Information

Our principal executive offices are located at 2100 West Loop South, Suite 900, Houston, TX 77027 and our telephone number is (800) 946-9185. Our website address is www.cnspharma.com. The information on or accessible through our website is not part of this prospectus and inclusions of our website address in this prospectus are inactive textual references only.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors incorporated by reference in the sections titled “Risk Factors” commencing on page 5 of this prospectus and our Annual Report on Form 10-K, as amended, for the year ended December 31, 2025, incorporated by reference herein.

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THE OFFERING

Common stock offered by Selling Shareholders:	Up to 9,793,479 shares of Common Stock (consisting of (i) 650,000 shares of our common stock outstanding and held by the Selling Shareholders, (ii) 9,143,479 shares of common stock issuable upon exercise of Pre-Funded Warrants).

Shares of common stock outstanding as of May 14, 2026:	1,461,449

Use of proceeds:	We will not receive any of the proceeds from any sale of shares of common stock by the Selling Shareholders. We will receive nominal proceeds only upon any cash exercises of the Pre-Funded Warrants, if any. See “Use of Proceeds.”

Risk factors:	An investment in our securities involves substantial risk. You should read carefully the “Risk Factors” section on page 5 of this prospectus, and under similar headings in the other documents incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.

Nasdaq Capital Market symbol:	Our common stock is listed on The Nasdaq Capital Market under the symbol “CNSP”. There is no established public trading market for the Pre-Funded Warrants, and a market will likely never develop. The Pre-Funded Warrants are not and will not be listed for trading on the Nasdaq Stock Market, any other national securities exchange or other nationally recognized trading system.

The number of shares of common stock outstanding is based on 1,461,449 shares outstanding as of May 14, 2026, and excludes the 9,143,479 shares issuable upon exercise of the Pre-Funded Warrants, as well as:

•	333,930 shares of common stock underlying outstanding warrants at a weighted average exercise price of $90.72 per share;

•	14,961 shares of common stock underlying outstanding options with a weighted average exercise price of $3,289.55 per share, which options vest over a three to four-year period;

•	57,017 shares of common stock underlying Restricted Stock Units which vest over a four-year period and Performance Units which vest based on our performance against predefined share price targets and the achievement of Positive Interim, Clinical Data as defined by the Board; and

•	38,200 shares available for future issuance under the CNS Pharmaceuticals, Inc. 2020 Stock Plan.

Except as otherwise indicated, the information in this prospectus assumes no exercise of options or exercise of warrants.

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RISK FACTORS

Before making an investment decision, in addition to the risks set forth below, you should consider the “Risk Factors” included under Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2025, and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, and in our updates to those Risk Factors which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to this Offering

The number of shares being registered for resale is significant in relation to the number of our outstanding shares of common stock.

We have filed a registration statement of which this prospectus is a part to register the shares offered hereunder for sale into the public market by the Selling Shareholders. These shares represent a significant number of shares of our common stock relative to our outstanding shares. The sale of all or a substantial portion of these shares in the market within a short period of time could adversely affect the market price of our common stock during the period the registration statement remains effective and could also adversely affect our ability to raise equity capital.

The exercise of the Pre-Funded Warrants and the subsequent resale of the underlying shares could result in substantial dilution and further pressure on the market price of our common stock.

The shares of common stock issuable upon exercise of the Pre-Funded Warrants registered for resale under this prospectus represent a substantial number of additional shares that may be issued and sold into the public market. The Pre-Funded Warrants are exercisable at a nominal exercise price and have no expiration date, which may incentivize holders to exercise the Pre-Funded Warrants and sell the underlying shares when market conditions permit. To the extent that these Pre-Funded Warrants are exercised and the underlying shares are sold, holders may experience dilution in their ownership interests, and the availability of a significant number of additional shares for resale could adversely affect the market price of our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

Forward-looking statements include, but are not limited to, statements about:

•	our ability to secure rights to new pipeline assets via in-licensing, acquisition or collaboration;

•	our ability to obtain additional funding to develop our product candidates;

•	our ability to maintain compliance with the NASDAQ Capital Market’s continued listing requirements, including any new continued listing requirements that are approved in the future;

•	the need to obtain regulatory approval of our product candidates;

•	the success of our clinical trials through all phases of clinical development;

•	compliance with obligations under intellectual property licenses with third parties;

•	any delays in regulatory review and approval of product candidates in clinical development;

•	our ability to commercialize our product candidates;

•	market acceptance of our product candidates;

•	competition from existing products or new products that may emerge;

•	potential product liability claims;

•	our dependency on third-party manufacturers to supply or manufacture our products;

•	our ability to establish or maintain collaborations, licensing or other arrangements;

•	our ability and third parties’ abilities to protect intellectual property rights;

•	our ability to adequately support future growth; and

•	our ability to attract and retain key personnel to manage our business effectively.

You should also carefully consider the statements under “Risk Factors” and other sections of this prospectus, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

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USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the Selling Shareholders identified herein. We will not receive any of the proceeds from the sale of these shares.

We will receive proceeds from any cash exercise of the Pre-Funded Warrants, which, if exercised in cash with respect to all of the 9,143,479 shares of common stock underlying the Pre-Funded Warrants, assuming all of the Pre-Funded Warrants are exercised for cash at the initial exercise price of $0.001 per share, would result in gross proceeds to us of a maximum of $9,143.48.

We intend to use any proceeds received by us from the cash exercise of the Pre-Funded Warrants for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the cash exercise of the Pre-Funded Warrants. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

The holders of the Pre-Funded Warrants may exercise the Pre-Funded Warrants at their own discretion and at any time and in accordance with the terms of the Pre-Funded Warrants. The Pre-Funded Warrants have no expiration date and remain exercisable until exercised in full. As a result, we cannot predict when or if the Pre-Funded Warrants will be exercised. In addition, the Pre-Funded Warrants are exercisable on a cashless basis. As a result, we may receive little or no cash proceeds from the exercise of the Pre-Funded Warrants.

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SELLING SHAREHOLDERS

We are registering the shares of common stock in order to permit the Selling Shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and Pre-Funded Warrants, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Shareholders. The second column lists the number of shares of common stock beneficially owned by each Selling Shareholder, based on its ownership of the shares of common stock and Pre-Funded Warrants, as of May 14, 2026, assuming exercise of the Pre-Funded Warrants held by the Selling Shareholder on that date, without regard to any limitations on exercise.

The third column lists the shares of common stock being offered by this prospectus by the Selling Shareholders.

In accordance with the terms of a registration rights agreement with the Selling Shareholders, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the Selling Shareholders in the “Private Placement” described above and (ii) the maximum number of shares of common stock issuable upon exercise of Pre-Funded Warrants, determined as if the outstanding Pre-Funded Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, without regard to any limitations on the exercise of the Pre-Funded Warrants. The fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this prospectus.

Under the terms of the Pre-Funded Warrants, a Selling Shareholder may not exercise the Pre-Funded Warrants to the extent such exercise would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such Pre-Funded Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering	Percent of Common Stock Owned After Offering†
Spearhead Insurance Solutions IDF, LLC - Series ADAR1(1)	141,304	141,304	0	*
ADAR1 Partners, LP(2)	945,652	945,652	0	0
Ikarian Healthcare Master Fund LP(3)	1,244,480	1,212,174	32,306	1.2%
Stonepine Capital, LP(4)	1,338,118	1,304,348	33,770	1.2%
Segregated Assets 5 IC Limited(5)	434,783	434,783	0	*
Yehuda Gur 21 Ltd.(6)	326,087	326,087	0	*
Arnon Limited(7)	652,174	652,174	0	*
Brelmia Limited(8)	173,913	173,913	0	*
LibertyBio II Ltd.(9)	1,902,174	1,902,174	0	*
Mainfield Enterprises Inc.(10)	1,304,348	1,304,348	0	*
Nazare Partners LP(11)	869,565	869,565	0	*
Boothbay Diversified Alpha Master Fund LP(12)	134,548	130,783	3,765	*
Boothbay Absolute Return Strategies LP(13)	405,933	396,174	9,759	*

† On May 14, 2026, there were 1,461,449 shares of common stock outstanding.

* Less than 1%

(1)	Spearhead Insurance Solutions IDF, LLC - Series ADAR1 (“Spearhead”). The shares in the third column consist of 35,000 shares of common stock directly held and 106,304 shares of common stock underlying the Pre-Funded Warrants. ADAR1 Capital Management, LLC (“ADAR1 LLC”), the sub-advisor of Spearhead, has voting and investment control of the shares held by Spearhead. Daniel Schneeberger is the manager of ADAR1 LLC. The address of ADAR1 LLC is 3503 Wild Cherry Drive, Building 9, Austin, Texas 78738. The address for Spearhead is 3828 Kennett Pike, Suite 202, Greenville, Delaware 19807. Daniel Schneeberger is the natural control person of Spearhead and holds voting and dispositive power over the shares held by Spearhead.

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(2)	ADAR1 Partners, LP. The shares in the third column consist of 35,000 shares of common stock directly held and 910,652 shares of common stock underlying the Pre-Funded Warrants. ADAR1 LLC, the investment advisor of ADAR1 Partners, LP, has voting and investment control of the shares held by ADAR1 Partners, LP. ADAR1 Capital Management GP, LLC (“ADAR1 GP”) is the general partner of ADAR1 Partners, LP. Daniel Schneeberger is the manager of ADAR1 LLC and ADAR1 GP. The address of ADAR1 is 3503 Wild Cherry Drive, Building 9, Austin, Texas 78738. Daniel Schneeberger is the natural control person of ADAR1 Partners, LP and holds voting and dispositive power over the shares held by ADAR1 Partners, LP.

(3)	Ikarian Healthcare Master Fund LP. The shares in the third column consist of 62,730 shares of common stock directly held and 1,149,444 shares of common stock underlying the Pre-Funded Warrants. The shares in the fourth column consist of 32,306 shares of common stock directly held and not offered for sale in this Offering. Ikarian Capital, LLC, as the investment manager of Ikarian Healthcare Master Fund LP (the “Fund”) has voting and dispositive power over the securities held by the Fund. Neil Shahrestani, as sole manager and natural control person of Ikarian Capital, LLC, may be deemed to share such voting and dispositive power.

(4)	Stonepine Capital, LP. The shares in the third column consist of 1,304,348 shares of common stock underlying the Pre-Funded Warrants. The shares in the fourth column consist of 33,770 shares of common stock directly held and not offered for sale in this Offering. Jon M. Plexico is the natural control person of Stonepine Capital, LP and holds voting and dispositive power over the shares held by Stonepine Capital, LP.

(5)	Segregated Assets 5 IC Limited. The shares in the third column consist of 70,000 shares of common stock directly held and 364,783 shares of common stock underlying the Pre-Funded Warrants. George Mahy and Michael Kupenga are the natural control persons of Segregated Assets 5 IC Limited and hold voting and dispositive power over the shares held by Segregated Assets 5 IC Limited.

(6)	Yehuda Gur 21 Ltd. The shares in the third column consist of 70,000 shares of common stock directly held and 256,087 shares of common stock underlying the Pre-Funded Warrants. Eleonora Michael is the natural control person of Yehuda Gur 21 Ltd and holds voting and dispositive power over the shares held by Yehuda Gur 21 Ltd.

(7)	Arnon Limited. The shares in the third column consist of 70,000 shares of common stock directly held and 582,174 shares of common stock underlying the Pre-Funded Warrants. David Sofer is the natural control person of Arnon Limited and holds voting and dispositive power over the shares held by Arnon Limited.

(8)	Brelmia Limited. The shares in the third column consist of 70,000 shares of common stock directly held and 103,913 shares of common stock underlying the Pre-Funded Warrants. Idan Moskovich is the natural control person of Brelmia Limited and holds voting and dispositive power over the shares held by Brelmia Limited.

(9)	LibertyBio II Ltd. The shares in the third column consist of 70,000 shares of common stock directly held and 1,832,174 shares of common stock underlying the Pre-Funded Warrants. Michal Varkel is the natural control person of LibertyBio II Ltd. and holds voting and dispositive power over the shares held by LibertyBio II Ltd.

(10)	Mainfield Enterprises Inc. The shares in the third column consist of 70,000 shares of common stock directly held and 1,234,348 shares of common stock underlying the Pre-Funded Warrants. Idan Moskovich is the natural control person of Mainfield Enterprises Inc. and holds voting and dispositive power over the shares held by Mainfield Enterprises Inc.

(11)	Nazare Partners LP. The shares in the third column consist of 70,000 shares of common stock directly held and 799,565 shares of common stock underlying the Pre-Funded Warrants. Rayal Bodden is the natural control person of Nazare Partners LP and holds voting and dispositive power over the shares held by Nazare Partners LP.

(12)	Boothbay Diversified Alpha Master Fund LP. The shares in the third column consist of 6,768 shares of common stock directly held and 124,015 shares of common stock underlying the Pre-Funded Warrants. The shares in the fourth column consist of 3,765 shares of common stock directly held and not offered for sale in this Offering. Boothbay Fund Management, LLC (“Boothbay”) manages a multi-manager fund vehicle, Boothbay Diversified Alpha Master Fund LP (“Boothbay DAMF”). Boothbay DAMF allocates capital to one or more sub-advisors, each of which exercises independent investment discretion over its allocated portion of Boothbay DAMF’s assets. Notwithstanding such discretion, all securities purchased by each sub-advisor are held in accounts maintained in the name of the Boothbay DAMF. Ikarian Capital, LLC is one of Boothbay DAMF’s sub-advisors, and investment discretion and voting authority has been delegated to them. Neil Shahrestani, as sole manager and natural control person of Ikarian Capital, LLC, may be deemed to share such voting and dispositive power.

(13)	Boothbay Absolute Return Strategies LP. The shares in the third column consist of 20,502 shares of common stock directly held and 375,672 shares of common stock underlying the Pre-Funded Warrants. The shares in the fourth column consist of 9,759 shares of common stock directly held and not offered for sale in this Offering. Boothbay manages a multi-manager fund vehicle, Boothbay Absolute Return Strategies LP (“Boothbay ARS”). Boothbay ARS allocates capital to one or more sub-advisors, each of which exercises independent investment discretion over its allocated portion of Boothbay ARS’s assets. Notwithstanding such discretion, all securities purchased by each sub-advisor are held in accounts maintained in the name of the Boothbay ARS. Ikarian Capital, LLC is one of Boothbay ARS’s sub-advisors, and investment discretion and voting authority has been delegated to them. Neil Shahrestani, as sole manager and natural control person of Ikarian Capital, LLC, may be deemed to share such voting and dispositive power.

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PLAN OF DISTRIBUTION

Each Selling Shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in distributions to members, limited partners or stockholders of the Selling Shareholders;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, by amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Shareholders for purposes of this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority (“FINRA”) Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

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In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities, and if such short sale shall take place after the date that this Registration Statement is declared effective by the Commission, the Selling Shareholders may deliver securities covered by this prospectus. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of Common Stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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EXPERTS

The financial statements of CNS Pharmaceuticals, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by ArentFox Schiff LLP, Washington, DC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information included in the registration statement and the exhibits. For further information about us and the securities offered by this prospectus, you should refer to the registration statement and its exhibits. References in this prospectus to, or statements regarding, any of our contracts or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. Each of these references and statements is qualified in all respects by this reference.

We are subject to the reporting and information requirements of the Exchange Act and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available free of charge to the public on the SEC’s website at http://www.sec.gov. Those filings are also available free of charge to the public on, or accessible through, our website (www.cnspharma.com). The information we file with the SEC or contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents and filings (other than current reports, or portions thereof, furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that: (i) are listed below; (ii) are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part prior to effectiveness of such registration statement; and (iii) we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold or the offering is otherwise terminated; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

● our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 31, 2026;

● our Annual Report on Form 10-K/A for the year ended December 31, 2025, filed on April 30, 2026;

● our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed on May 14, 2026;

● our Current Reports on Form 8-K filed on February 17, 2026; March 2, 2026; and May 4, 2026; in each case to the extent the information in such reports is filed and not furnished; and

● the description of our common stock, par value $0.001 contained in Exhibit 4.1 of our Annual Report on Form 10-K for the year ended December 31, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

CNS Pharmaceuticals, Inc.

2100 West Loop South, Suite 900

Houston, Texas 77027

Attention: Corporate Secretary

(800) 946-9185

The documents incorporated by reference may be accessed at our website at www.cnspharma.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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CNS PHARMACEUTICALS, INC.

Up to 9,793,479 Shares of Common Stock

PROSPECTUS

________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of CNS Pharmaceuticals, Inc., which are registered under this Registration Statement on Form S-3, other than underwriting discounts and commissions. All expenses will be borne by CNS Pharmaceuticals, Inc. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$6,502.05
Legal fees and expenses	$10,000
Accounting fees and expenses	$10,000
Printing and miscellaneous expenses	$5,000
Total	$31,502.05

Item 15. Indemnification of Officers and Directors

The Registrant’s Articles of Incorporation, as amended, and amended and restated bylaws provide for indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted by Nevada law (as amended from time to time). Section 78.7502 of the Nevada Revised Statute provides that such indemnification may only be provided if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.138 of the Nevada Revised Statute provides that a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (1) his act or failure to act constituted a breach of his fiduciary duties as a director or officer and (2) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. As a consequence of this provision, stockholders of our company will be unable to recover monetary damages against directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standards governing a director’s or officer’s fiduciary duty and does not eliminate or limit the right of our company or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

The Registrant currently has directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Item 16. Exhibits

Exhibit Number	Description

1.1	Form of Placement Agency Agreement (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 4, 2026).

4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 4, 2026).

5.1*	Opinion of ArentFox Schiff LLP

10.1	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 4, 2026).

10.2	Form of Registration Rights Agreement(incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Commission on May 4, 2026)

23.1*	Consent of MaloneBailey, LLP

23.2*	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page to the registration statement)

107*	Filing Fee Table

*	Filed herewith

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(iii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, Texas, on May 19, 2026.

CNS PHARMACEUTICALS, INC.

By:	/s/ Rami Levin
Rami Levin
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Rami Levin and Steve O’Loughlin, or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Rami Levin
Rami Levin	Chief Executive Officer, President and Director	May 19, 2026
(Principal Executive Officer)
/s/ Steve O’Loughlin
Steve O’Loughlin	Chief Financial Officer	May 19, 2026
(Principal Financial Officer and Principal Accounting Officer)
/s/ Faith Charles
Faith Charles	Director and Chair of the Board of Directors	May 19, 2026

/s/ Michal Fisher
Michal Fisher	Director	May 19, 2026

/s/ Jeffry Keyes
Jeffry Keyes	Director	May 19, 2026

/s/ Bettina Cockroft
Bettina Cockroft	Director	May 19, 2026

/s/ Amy Mahery
Amy Mahery	Director	May 19, 2026

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